UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2006

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2006, Tucows (Delaware) Inc. (“Tucows DE”), a Delaware corporation and wholly-owned subsidiary of Tucows Inc. (the “Company”), entered into an Agreement and Plan of Merger (the Merger Agreement”) by and among Tucows DE, Tucows (Nevada) Inc., a Nevada corporation and wholly owned subsidiary of Tucows DE (“Merger Sub”), Mailbank.com Inc., a Nevada corporation (“Mailbank”), Rawleigh H. Ralls, IV, as the representative of the Mailbank stockholders (the “Stockholders’ Representative”), certain stockholders of Mailbank party thereto (the “Principal Stockholders”) and, solely with respect to Section 11.4, the Company.

On June 19, 2006, the Company completed the acquisition of Mailbank pursuant to the Merger Agreement. The Merger Agreement provided for a business combination whereby Merger Sub merged with and into Mailbank in accordance with the terms of the Merger Agreement, with Mailbank continuing as the surviving corporation and as a wholly-owned subsidiary of Tucows DE (the “Merger”). The aggregate amount paid by Tucows DE on the Closing Date with respect to all outstanding shares of capital stock of Mailbank (such amount, the “Merger Consideration”) was $17,085,305.00 in Merger Consideration, consisting of (a) $6,085,305.00 in cash; (b) 3,596,337 shares of unregistered shares of common stock, no par value, of the Company (the “Common Stock”); (c) $6,000,000 in the form of a two-year promissory note by Tucows DE and payable to the Stockholders’ Representative on behalf of the Mailbank stockholders (the “Tucows DE Note”); and (d) $2,122,930.35 in the form of a second, six-month promissory note by Tucows DE and payable to the Stockholders’ Representative on behalf of the Mailbank stockholders (the “Interim Tucows DE Note”). The number of shares of unregistered Company Common Stock issued to the Mailbank stockholders in connection with the Merger is 4.99% of the total number of outstanding shares of Company Common Stock on the Closing Date (the “Common Stock Merger Consideration”). These shares were valued at $2,877,069.65 based on the average closing market price for the Company Common Stock for the ten trading days prior to the Closing Date (the “Closing Market Price”). Upon the effectiveness of the Merger, each share of Mailbank Common Stock issued and outstanding immediately prior to the Effective Time, other than such shares the holder of which properly exercised its dissenters’ rights under Chapter 92A of the Nevada Revised Statute, was converted into the right to receive (x) approximately $0.28 in cash; (y) approximately 0.17 shares of Company Common Stock; and (z) a proportionate share of the proceeds of both the Tucows DE Note and the Interim Tucows DE Note.

Pursuant to the Merger Agreement, the Company has agreed to guarantee the obligations of Tucows DE under the Tucows DE Note and the Interim Tucows DE Note. In addition, the Merger Agreement provides that Tucows DE may set off against up to 50% of the amount of the Tucows DE Note for any claim against Mailbank under the Merger Agreement. The Principal Stockholders have agreed severally but not jointly to indemnify Tucows DE from any losses in excess of the 50% cap on the Tucows DE Note in connection with, among other things, fraud or the breach of any representation relating to capitalization, organization and good standing, authority and enforceability, brokers or finders and taxes, provided that the maximum liability of any Principal Stockholder shall be the lesser of such Principal Stockholder’s proportionate share of the losses or such Principal Stockholder’s proportionate share of the Merger Consideration.

Pursuant to the terms of the Merger Agreement, the Company has also agreed to file with the Securities and Exchange Commissions (the “SEC”) a Registration Statement on Form S-3, registering all of the shares of Company Common Stock issued in connection with the Merger for resale within 45 days after the Effective Time and has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the 120th day after the Closing.

Mark Cuban, who is an 8.5% shareholder of the Company, is also a significant shareholder of Mailbank, with holdings of approximately 22.8%. Rawleigh H. Ralls, IV, who is currently a 1% shareholder of the Company, holds approximately 35.4% of Mailbank. Both Mr. Cuban and Mr. Ralls are signatories to the Merger Agreement and have also separately voted to approve the adoption of the Merger Agreement, the Merger and related transactions.

The Board of Directors of the Company and of Tucows DE, and the Audit Committee of the Company, separately approved the Merger Agreement, the Merger and related transactions.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

A copy of the press release relating to the signing of the Merger Agreement, dated June 15, 2006, is attached hereto as Exhibit 99.1.

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 19, 2006, the Company completed the acquisition of Mailbank pursuant to the Merger Agreement. The disclosures provided in response to Item 1.01 of this current report on Form 8-K regarding the description of the transaction, the nature of the relationship of the parties and the nature and amount of the consideration paid in the transaction are incorporated herein by reference.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

A copy of the press release relating to the closing Merger Agreement, dated June 19, 2006, is attached hereto as Exhibit 99.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Pursuant to Section 11.4 of the Merger Agreement, the Company has agreed to guarantee the obligations of Tucows DE under each of the Tucows DE Note and the Interim Tucows DE Note (the Tucows DE Note and the Interim Tucows DE Note are referred to herein together as the “Notes”) for a total obligation of $8,122,930.35, including interest, as described below. Each of the Notes was executed by Tucows DE on the Closing Date. The Tucows DE Note has a two-year term with a 7% interest rate, accruing annually and payable quarterly in arrears beginning on October 1, 2006. The Tucows DE Note is subject to reduction in principal amount for any claims against Mailbank under the Merger Agreement, as described in the disclosure in Item 1.01 of this current report on Form 8-K. The Interim Tucows DE Note has a six-month term with an interest rate of 9% accruing annually. Both of the Notes provide for prepayment by Tucows DE without premium or penalty and the respective principal amounts and accrued interest of each of the Notes may become due and payable, at the option of the Stockholders’ Representative, upon standard events of default of Tucows DE, including bankruptcy and failure of any required payments under the Notes.

The disclosures provided in response to Item 1.01 of this current report on Form 8-K regarding the amounts of the Notes and a description of other terms and conditions of the Notes and the Merger Agreement are incorporated herein by reference.

The Tucows DE Note and the Interim Tucows DE Note are each attached hereto as Exhibits 10.1 and 10.2, respectively, and are each incorporated herein by reference. The foregoing description of the Notess is qualified in its entirety by reference to the full text of each of the Notes.

Item 3.02. Unregistered Sales of Equity Securities.

On June 15, 2005, pursuant to the terms of the Merger Agreement, the Company agreed to issue a total of 3,596,337 shares of its common stock, which number equals 4.99% of the total number of outstanding shares of Company Common Stock on the Closing Date, at an equivalent price of $0.80 per share.

The shares of Company Common Stock were issued to investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and of Rule 506 of Regulation D promulgated thereunder. As described in Item 1.01 of this current report, the Company has agreed to file a registration statement for the resale of the shares of Company Common Stock. Neither this current report nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

The financial statements of Mailbank have not been prepared but will be filed by amendment no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.

(b)          Pro Forma Financial Information.

The pro forma financial information of Mailbank have not been prepared but will be filed by amendment no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.

(d)          Exhibits

Exhibit Number                     Exhibit

2.1                                                                                                                      Agreement and Plan of Merger, dated as of June 15, 2006, by and among Tucows (Delaware) Inc., Tucows (Nevada) Inc., Mailbank.com, Inc., Rawleigh H. Ralls, as the Stockholders’ Representative, certain Stockholders of Mailbank.com Inc. party thereto and, solely with respect to Section 11.4, Tucows Inc.

In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Merger Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules and exhibits to the Commission upon request.

10.1	Promissory Note, dated June 19, 2006, in the principal aggregate amount of $6,000,000, issued by Tucows (Delaware) Inc. in favor of the Stockholders’ Representative.

10.2	Promissory Note, dated June 19, 2006, in the principal aggregate amount of $2,122,930.35, issued by Tucows (Delaware) Inc. in favor of the Stockholders’ Representative.

99.1	Press Release, dated June 15, 2006.

99.2	Press Release, dated June 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: June 21, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit

2.1

Agreement and Plan of Merger, dated as of June 15, 2006, by and among Tucows (Delaware) Inc., Tucows (Nevada) Inc., Mailbank.com, Inc., Rawleigh H. Ralls, as the Stockholders’ Representative, certain Stockholders of Mailbank.com Inc. party thereto and, solely with respect to Section 11.4, Tucows Inc.

In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Merger Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules and exhibits to the Commission upon request.

10.1	Promissory Note, dated June 19, 2006, in the principal aggregate amount of $6,000,000, issued by Tucows (Delaware) Inc. in favor of the Stockholders’ Representative.

10.2	Promissory Note, dated June 19, 2006, in the principal aggregate amount of $2,122,930.35, issued by Tucows (Delaware) Inc. in favor of the Stockholders’ Representative.

99.1	Press Release, dated June 15, 2006.

99.2	Press Release, dated June 19, 2006.

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